Exhibit 99.1

For Immediate Release

Cushman & Wakefield Shareholders Approve the Redomiciliation

NEW YORK, October 16, 2025 – Cushman & Wakefield plc (NYSE: CWK) (the “Company”) today announced that its shareholders have overwhelmingly voted in favor of all the Company’s proposals in connection with the Company’s intention to change its place of incorporation from England and Wales to Bermuda (the “Redomiciliation”).

Cushman & Wakefield’s shareholders approved the Redomiciliation at a series of back-to-back shareholder meetings held earlier today. The percentage of votes in favor of each of the proposals voted on at the meetings ranges from 95.22% - 99.99% of votes cast.

The Company now plans to proceed with the relevant legal and regulatory procedures required to implement the Redomiciliation and expects the closing date of the Redomiciliation to be November 27, 2025. The Company has included a more detailed closing timeline in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2025. However, the date of closing remains subject to change and will depend on, among other things, the date on which all the closing conditions to the Redomiciliation are satisfied or, if capable of waiver, waived.

“We appreciate the support and confidence from our shareholders in redomiciling our parent company from England and Wales to Bermuda,” said Michelle MacKay, Chief Executive Officer of Cushman & Wakefield. “We look forward to reducing administrative burdens and costs and continuing to maintain strong corporate governance, a stable corporate structure, and capital flexibility.”

To learn more about the Redomiciliation, visit the Company’s Investor Relations website.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global commercial real estate services firm for property owners and occupiers with approximately 52,000 employees in nearly 400 offices and 60 countries. In 2024, the firm reported revenue of $9.4 billion across its core service lines of Services, Leasing, Capital markets, and Valuation and other. Built around the belief that Better never settles, the firm receives numerous industry and business accolades for its award-winning culture. For additional information, visit www.cushmanwakefield.com.

MEDIA CONTACT:

Aixa Velez

Corporate Communications

+1 312 424 8195

aixa.velez@cushwake.com

Forward-Looking Statements

This communication contains forward-looking statements. All statements other than statements of historical fact, including statements relating to the shareholder meetings in connection with the Redomiciliation, the Redomiciliation, trends in or expectations relating to the expected effects of our initiatives, strategies and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “seek” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this document may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of the forward-looking statements contained in this document, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Redomiciliation. In connection with the Redomiciliation and the related shareholder meetings on October 16, 2025, the Company filed with the SEC a definitive proxy statement and scheme circular (the “Definitive Proxy Statement”) on September 4, 2025, which was also mailed to the Company’s shareholders, as well as other relevant documents regarding the proposed Redomiciliation. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMICILIATION. The Company’s shareholders and investors may obtain free copies of the Definitive Proxy Statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the Definitive Proxy Statement (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations team at ir@cushwake.com or +1 (312) 338-7860.

MEDIA CONTACT:

Aixa Velez

Corporate Communications

+1 312 424 8195

aixa.velez@cushwake.com